UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 22, 2010

Conolog Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	08-8174	22-1847286
(State or other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

5 Columbia Road, Somerville, New Jersey		08876
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code: (908) 722-8081

n/a
(Former name or former address, if changed from last report)

_____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Period.

On March 22, 2010, the management of Conolog Corporation concluded that its financial statements for the three month period ended October 31, 2009 did not properly account for certain items in that period and, as a result, cannot be relied upon. The restatement is the result of convertible debt and warrants, issued with that convertible debt, that includes a provision that allows the exercise price to reset in the event securities are issued at a lower price. This convertible debt and attached warrants should have been accounted for as derivatives and reported as liabilities at fair value. The Company has correctly accounted for these derivatives in subsequent filings with the Securities and Exchange Commission.

Item 4.02 (a) Discussion with independent accountants regarding the matters disclosed in the filing.

The Company has discussed the matters in this report with its independent accountants.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONOLOG CORPORATION
By: /s/ Robert S. Benou_______
Robert S. Benou
Chief Executive Officer
Dated: March 22, 2010

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